UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2011

CFS BANCORP, INC.
(Exact name of Registrant as specified in its charter)

____________________________

Indiana	000-24611	35-2042093
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
707 Ridge Road Munster, IN		46321 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (219) 836-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Thomas Prisby as Chairman and CEO of CFS Bancorp, Inc. and Citizens Financial Bank

CFS Bancorp, Inc. (the “Company”), the parent of Citizens Financial Bank (the “Bank”), today announced the retirement of Thomas F. Prisby.  Mr. Prisby is retiring as Chairman and Chief Executive Officer of the Company and the Bank, as well as from the board of directors and all other positions held with the Company and the Bank, effective December 30, 2011.  In connection with his retirement, Mr. Prisby has been appointed Chairman Emeritus of the Bank until December 31, 2013.

In connection with his retirement, the Company and the Bank entered into a Retirement Agreement (the “Agreement”) with Mr. Prisby dated December 16, 2011, under which Mr. Prisby has agreed, among other things, to provide assistance to the Company and Bank with transitional matters as reasonably requested and reconfirmed applicable non-competition, non-solicitation and confidentiality covenants and the Company and Bank have agreed, among other things, to provide him with:  (1) monthly payments of $100,000 commencing in January 2012 and ending in January 2013; (2) $75,000 to be paid in January 2012 for the purposes of defraying the cost of medical and certain other expenses; and (3) payment or reimbursement for reasonable and appropriate out-of-pocket expenses incurred by him in connection with his duties as Chairman Emeritus.

The foregoing description is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Daryl Pomranke as CEO and a Director of CFS Bancorp, Inc. and as CEO of Citizens Financial Bank

The Board of Directors has named Daryl D. Pomranke Chief Executive Officer of the Company and the Bank effective December 30, 2011.  He will continue to serve as President of the Company and the Bank.

In addition, Mr. Pomranke has been appointed a Class II director of the Company effective December 30, 2011, with a term to expire at the Company’s annual meeting of shareholders in 2013, to fill the vacancy created by Mr. Prisby’s retirement.

Appointment of Robert Ross to serve as Chairman of the Boards of Directors of the Company and the Bank

The Board of Directors of the Company and the Bank has appointed Robert R. Ross, a director of the Company and the Bank since 2004, Chairman of the Board of Directors of each of the Company and the Bank effective immediately following Mr. Prisby’s retirement on December 30, 2011.

A copy of the press release announcing these events is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 10.1	Retirement Agreement dated December 16, 2011, by and among CFS Bancorp, Inc., Citizens Financial Bank and Thomas F. Prisby.
Exhibit 99.1	Press release dated December 19, 2011.

Forward-Looking Information

This Form 8-K contains certain forward-looking statements and information relating to the Company that is based on the beliefs of management as well as assumptions made by and information currently available to management.  These forward-looking statements include but are not limited to statements regarding our ability to successfully execute our strategy and our Strategic Growth and Diversification Plan, the level and sufficiency of our current regulatory capital and equity ratios, our ability to continue to diversify the loan portfolio, our efforts at deepening client relationships, increasing our levels of core deposits, lowering our non-performing asset levels, managing and reducing our credit-related costs, increasing our revenue growth and levels of earning assets, the effects of general economic and competitive conditions nationally and within our core market area, our ability to sell other real estate owned properties, levels of provision for the allowance for loan losses and amounts of charge-offs, loan and deposit growth, interest on loans, asset yields and cost of funds, net interest income, net interest margin, non-interest income, non-interest expense, interest rate environment, and other risk factors identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings the Company makes with the Securities and Exchange Commission.  In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “indicate,” “intend,” “should,” and similar expressions, or the negative thereof, as well as statements that include future events, tense, or dates, or are not historical or current facts, as they relate to the Company or the Company’s management, are intended to identify forward-looking statements.  Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties, assumptions, and changes in circumstances.  Forward-looking statements are not guarantees of future performance or outcomes, and actual results or events may differ materially from those included in these statements.  The Company does not intend to update these forward-looking statements unless required to under the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC. (Registrant)

Date: December 19, 2011	By:	/s/Jerry A. Weberling
Name: Jerry A. Weberling
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
Exhibit 10.1	Retirement Agreement dated December 16, 2011, by and among CFS Bancorp, Inc., Citizens Financial Bank and Thomas F. Prisby.
Exhibit 99.1	Press release dated December 19, 2011.